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                                                             EXHIBIT 23


               Consent of Ernst & Young LLP, Independent Auditors
               --------------------------------------------------


          We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-41736) pertaining to the CSX Corporation 1991 Employees Stock Purchase and Dividend Reinvestment Plan of our report dated March 26, 1996, with respect to the financial statements of the CSX Corporation 1991 Employees Stock Purchase and Dividend Reinvestment Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1995.



                                          /s/ ERNST & YOUNG LLP
                                          ---------------------
                                          Ernst & Young LLP

Jacksonville, Florida
March 28, 1996































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